Exhibit 10.11
Schedule to Exhibit 10.9
Non-Competition and Confidentiality Agreements which were substantially identical to that filed as Exhibit 10.9 were entered into among either Duquesne Light Holdings, Inc. or Duquesne Light Company and each of the following parties, materially differing as set forth below:

Party and Date Executed	Material Differences
Mark E. Kaplan, August 30, 2005	Restriction on competition covers area within a 150-mile radius of Pittsburgh, PA.

Restriction on competition covers telecommunications in addition to electricity.

Stevan R. Schott, August 9, 1999	Consideration includes severance of one week per each year of service, minimum of 6 months and maximum of 12 months.

Restriction on competition covers the states of Pennsylvania, Ohio, West Virginia, Maryland, New York, New Jersey and Virginia.

Restriction on competition covers gas in addition to electricity.

James E. Wilson, August 17, 2000	Consideration includes severance of 52 weeks of base salary and health and welfare benefits. Pension benefits are to accrue during severance period (as permitted by law).